Exhibit 99.1

SALEM MEDIA GROUP, INC. ANNOUNCES FOURTH QUARTER 2021

TOTAL REVENUE OF $69.1 MILLION

IRVING, TX March 3, 2022 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three and twelve months ended December 31, 2021.

Fourth Quarter 2021 Results

For the quarter ended December 31, 2021 compared to the quarter ended December 31, 2020:

Consolidated

•	Total revenue increased 7.2% to $69.1 million from $64.5 million;

•	Total operating expenses decreased 16.2% to $48.7 million from $58.1 million;

•

Operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, debt modification costs, depreciation expense and amortization expense (1) increased 6.8% to $58.3 million from $54.6 million;

•	Operating income increased 220.0% to $20.5 million from $6.4 million;

•	The company’s net income increased $13.5 million to $16.8 million, or $0.61 net income per diluted share compared to $3.3 million, or $0.12 net income per diluted share;

•	EBITDA (1) increased 131.2% to $22.7 million from $9.8 million;

•	Adjusted EBITDA (1) increased 9.3% to $10.8 million from $9.9 million; and

•	Net cash provided by operating activities increased to $7.7 million from net cash used for operating activities of $0.3 million.

Broadcast

•	Net broadcast revenue increased 6.1% to $51.0 million from $48.1 million;

•	SOI (1) increased 3.6% to $12.3 million from $11.8 million;

•	Same Station (1) net broadcast revenue increased 5.7% to $50.6 million from $47.8 million; and

•	Same Station SOI (1) increased 0.8% to $12.2 million from $12.1 million.

Digital Media

•	Digital media revenue increased 2.9% to $11.6 million from $11.2 million; and

•	Digital Media Operating Income (1) increased 15.5% to $3.0 million from $2.6 million.

Publishing

•	Publishing revenue increased 27.1% to $6.5 million from $5.2 million; and

•	Publishing Operating Income (1) increased 148.3% to $0.2 million from a loss of $0.4 million.

Included in the results for the quarter ended December 31, 2021 are

•

A $13.0 million ($9.6 million, net of tax, or $0.35 per diluted share) net gain on the disposition of assets relates to a $12.9 million pre-tax gain on the sale of land in Tampa, Florida as well as various other fixed asset disposals;

•

The company repurchased an additional $38.6 million of the 6.75% senior secured notes due 2024 (“2024 Notes”) for $39.3 million in cash, recognizing a net loss of $1.0 million ($0.7 million, net of tax or $0.03 per share); and

•	A $0.1 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options.

Included in the results for the quarter ended December 31, 2020 are:

•	A $0.1 million net loss on the disposition of assets which reflects various fixed asset disposals; and

•	A $0.1 million non-cash compensation charge related to the expensing of stock options.

Per share numbers are calculated based on 27,534,329 diluted weighted average shares for the quarter ended December 31, 2021, and 26,791,353 diluted weighted average shares for the quarter ended December 31, 2020.

Year to Date 2021 Results

For the twelve months ended December 31, 2021 compared to the twelve months ended December 31, 2020:

Consolidated

•	Total revenue increased 9.3% to $258.2 million from $236.2 million;

•	Total operating expenses decreased 13.1% to $212.0 million from $244.0 million;

•

Operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, debt modification costs, depreciation expense and amortization expense (1) increased 4.5% to $219.9 million from $210.5 million;

•	Operating income increased 696.4% to $46.2 million from a loss of $7.8 million;

•	The company’s net income increased to $41.5 million, or $1.52 net income per diluted share from a net loss of $54.1 million, or $2.03 net loss per share;

•	EBITDA (1) increased 993.5% to $69.4 million from $6.3 million;

•	Adjusted EBITDA (1) increased 48.8% to $38.3 million from $25.8 million; and

•	Net cash provided by operating activities decreased 1.6% to $22.5 million from $22.9 million.

Broadcast

•	Net broadcast revenue increased 7.5% to $191.4 million from $178.1 million;

•	SOI (1) increased 23.0% to $45.7 million from $37.2 million;

•	Same station (1) net broadcast revenue increased 7.5% to $190.0 million from $176.8 million; and

•	Same station SOI (1) increased 19.0% to $45.7 million from $38.4 million.

Digital media

•	Digital media revenue increased 6.5% to $42.2 million from $39.6 million; and

•	Digital Media Operating Income (1) increased 6.3% to $8.4 million from $7.9 million.

Publishing

•	Publishing revenue increased 33.1% to $24.6 million from $18.5 million; and

•	Publishing Operating Income (1) increased 141.4% to $1.4 million from a loss of $3.4 million.

Included in the results for the twelve months ended December 31, 2021 are:

•

A $2.5 million ($1.9 million, net of tax, or $0.07 per share) charge for debt modification costs. On September 10, 2021, the company refinanced $112.8 million of the 2024 Notes by exchanging into $114.7 million (reflecting a call premium of 1.688%) of 7.125% Senior Secured Notes due 2028 (“2028 Notes”). The transaction was assessed on a lender-specific level and was accounted for as a debt modification in accordance with ASC 470 with $2.5 million of fees paid to third parties included in operating expenses for the period;

•

A $23.6 million ($17.4 million, net of tax, or $0.64 per diluted share) net gain on the disposition of assets relates to $12.9 million pre-tax gain on the sale of land in Tampa, Florida, a $10.5 million pre-tax gain on the sale of land in Lewisville, Texas, a $0.5 million pre-tax gain on the sale of Singing News Magazine and Singing News Radio and a $0.1 million pre-tax gain on the sale of the Hilary Kramer Financial Newsletter and related assets that was offset by a $0.4 million of additional costs recorded upon closing on the radio station WKAT-AM and an FM translator in Miami, Florida as well as various other fixed asset disposals;

•	The company repurchased an additional $43.3 million of the 2024 Notes for $44.0 million in cash, recognizing a net loss of $1.0 million ($0.8 million, net of tax or $0.03 per share); and

•	A $0.3 million non-cash compensation charge ($0.2 million, net of tax or $0.01 per share) related to the expensing of stock options.

Included in the results for the twelve months ended December 31, 2020 are:

•

A $1.6 million ($1.2 million, net of tax, or $0.04 per share) net loss on the disposition of assets which includes a $1.4 million estimated pre-tax loss for the write-off of Miami assets as a result of the company’s plan to exit the market and reflects various fixed asset disposals;

•

A $17.3 million impairment charge ($12.8 million, net of tax, or $0.48 per share), of which $0.3 million related to impairment of mastheads, and the remainder to broadcast licenses due to the financial impact of the COVID-19 pandemic;

•	A $0.3 million impairment charge ($0.2 million, net of tax, or $0.01 per share) related to the company’s goodwill; and

•	A $0.3 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options.

Per share numbers are calculated based on 27,296,618 diluted weighted average shares for the twelve months ended December 31, 2021, and 26,683,363 weighted average shares for the twelve months ended December 31, 2020.

Balance Sheet

As of December 31, 2021, the company had $114.7 million outstanding on the 2028 Notes, $60.2 million outstanding on 2024 Notes, and no outstanding balance on the ABL Facility.

Acquisitions and Divestitures

The following transactions were completed since October 1, 2021:

•	On February 15, 2022, the company closed on the acquisition of WLCC-AM in Brandon, Florida for $600,000 in cash.

•	On January 10, 2022, the company closed on the sale of 4.5 acres of land in Phoenix, Arizona for $2.0 million in cash.

•	On November 30, 2021, the company closed on the sale of approximately 77 acres of land in Tampa, Florida for $13.5 million in cash.

Pending transactions:

•

On August 23, 2021, the company entered into an agreement to sell just over nine acres of land in the Denver area for $8.2 million. The company expects to close this sale early in 2022 and plans to continue broadcasting both KRKS-AM and KBJD-AM from this site.

•

On June 2, 2021, the company entered into an agreement to acquire radio station KKOL-AM in Seattle, Washington for $0.5 million. The company paid $0.1 million of cash into an escrow account and began operating the station under a Local Marketing Agreement (“LMA”) on June 7, 2021.

•

On February 5, 2020, the company entered into an agreement with Word Broadcasting to sell radio stations WFIA-AM, WFIA-FM and WGTK-AM in Louisville, Kentucky for $4.0 million with credits applied from amounts previously paid, including a portion of the monthly fees paid under a Time Brokerage Agreement (“TBA”). Due to changes in debt markets, the transaction was not funded, and it is uncertain when, or if, the transaction will close. Word Broadcasting continues to program the stations under a TBA that began in January 2017.

Conference Call Information

Salem will host a teleconference to discuss its results on March 3, 2022 at 4:00 p.m. Central Time. To access the teleconference, please dial (877) 524-8416, and then ask to be joined into the Salem Media Group Fourth Quarter 2021 call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com. A replay of the teleconference will be available through March 17, 2022 and can be heard by dialing (877) 660-6853, passcode 13725291 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

Follow us on Twitter @SalemMediaGrp.

A reconciliation of non-GAAP operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the potential high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP financial measure, in particular, the change in the estimated fair value of earn-out consideration, impairments and gains or losses from the disposition of fixed assets. The company expects the variability of the above charges may have a significant, and potentially unpredictable, impact on its future GAAP financial results.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book and newsletter publishing. Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally. With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the Christian and conservative media landscape. Learn more about Salem Media Group, Inc., at www.salemmedia.com, Facebook and Twitter (@SalemMediaGrp).

Company Contact:

Evan D. Masyr

Executive Vice President and Chief Financial Officer

(805) 384-4512

evan@salemmedia.com

First Quarter 2022 Outlook

For the first quarter of 2022, the company is projecting total revenue to increase between 3% and 5% from the first quarter of 2021 total revenue of $59.4 million. The company is also projecting operating expenses before gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to increase between 6% and 9% compared to the first quarter of 2021 non-GAAP operating expenses of $51.4 million.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem’s reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)	Regulation G

Management uses certain non-GAAP financial measures defined below in communications with investors, analysts, rating agencies, banks and others to assist such parties in understanding the impact of various items on its financial statements. The company uses these non-GAAP financial measures to evaluate financial results, develop budgets, manage expenditures and as a measure of performance under compensation programs.

The company’s presentation of these non-GAAP financial measures should not be considered as a substitute for or superior to the most directly comparable financial measures as reported in accordance with GAAP.

Regulation G defines and prescribes the conditions under which certain non-GAAP financial information may be presented in this earnings release. The company closely monitors EBITDA,

Adjusted EBITDA, Station Operating Income (“SOI”), Same Station net broadcast revenue, Same Station broadcast operating expenses, Same Station Operating Income, Digital Media Operating Income, Publishing Operating Income (Loss), and operating expenses excluding gains or losses on the disposition of assets, stock-based compensation, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation and amortization, all of which are non-GAAP financial measures. The company believes that these non-GAAP financial measures provide useful information about its core operating results, and thus, are appropriate to enhance the overall understanding of its financial performance. These non-GAAP financial measures are intended to provide management and investors a more complete understanding of its underlying operational results, trends and performance.

The company defines Station Operating Income (“SOI”) as net broadcast revenue minus broadcast operating expenses. The company defines Digital Media Operating Income as net Digital Media Revenue minus Digital Media Operating Expenses. The company defines Publishing Operating Income (Loss) as net Publishing Revenue minus Publishing Operating Expenses. The company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The company defines Adjusted EBITDA as EBITDA before gains or losses on the disposition of assets, before changes in the estimated fair value of contingent earn-out consideration, before impairments, before net miscellaneous income and expenses, before gain on bargain purchase, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to its results of operations and financial condition presented in accordance with GAAP. The company’s definitions of SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

The company defines Adjusted Free Cash Flow as Adjusted EBITDA less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The company defines Same Station net broadcast revenue as broadcast revenue from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station broadcast operating expenses as broadcast operating expenses from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station SOI as Same Station net broadcast revenue less Same Station broadcast operating expenses. Same Station operating results include those stations that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. Same Station operating results for a full calendar year are calculated as the sum of the Same Station-results for each of the four quarters of that year. The company uses Same Station operating results, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluations and management of the business. The company believes that Same Station operating results provide a meaningful comparison of period over period performance of its core broadcast operations as this measure excludes the impact of new stations, the impact of stations the company no longer owns or operates, and the impact of stations operating under a new programming format. The company’s presentation of Same Station operating results is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Same Station operating results is not necessarily comparable to similarly titled measures reported by other companies.

For all non-GAAP financial measures, investors should consider the limitations associated with these metrics, including the potential lack of comparability of these measures from one company to another.

The Supplemental Information tables that follow the condensed consolidated financial statements provide reconciliations of the non-GAAP financial measures that the company uses in this earnings release to the most directly comparable measures calculated in accordance with GAAP. The company uses non-GAAP financial measures to evaluate financial performance, develop budgets, manage expenditures, and determine employee compensation. The company’s presentation of this additional information is not to be considered as a substitute for or superior to the directly comparable measures as reported in accordance with GAAP.

Salem Media Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2021	2020	2021

	(Unaudited)
Net broadcast revenue	$48,086	$51,021	$178,127	$191,443
Net digital media revenue	11,238	11,561	39,593	42,164
Net publishing revenue	5,153	6,547	18,519	24,640

Total revenue	64,477	69,129	236,239	258,247

Operating expenses:
Broadcast operating expenses	36,238	38,752	140,942	145,720
Digital media operating expenses	8,602	8,517	31,725	33,797
Publishing operating expenses	5,507	6,376	21,950	23,220
Unallocated corporate expenses	4,285	4,719	16,194	17,483
Change in the estimated fair value of contingent earn-out consideration	—	—	(12)	—
Debt modification costs	—	179	—	2,526
Impairment of indefinite-lived long-term assets other than goodwill	—	—	17,254	—
Impairment of goodwill	—	—	307	—
Depreciation and amortization	3,372	3,157	14,058	12,828
Net (gain) loss on the disposition of assets	81	(13,023)	1,575	(23,575)

Total operating expenses	58,085	48,677	243,993	211,999

Operating income (loss)	6,392	20,452	(7,754)	46,248
Other income (expense):
Interest income	—	9	1	10
Interest expense	(4,006)	(3,912)	(16,075)	(15,799)
Gain on the forgiveness of PPP loans	—	—	—	11,212
Gain (loss) on early retirement of long-term debt	—	(970)	49	(1,026)
Net miscellaneous income and (expenses)	36	23	(9)	110

Net income (loss) before income taxes	2,422	15,602	(23,788)	40,755
Provision for (benefit from) income taxes	(906)	(1,238)	30,274	(759)

Net income (loss)	$3,328	$16,840	$(54,062)	$41,514

Basic income (loss) per share Class A and Class B common stock	$0.12	$0.62	$(2.03)	$1.54
Diluted income (loss) per share Class A and Class B common stock	$0.12	$0.61	$(2.03)	$1.52
Basic weighted average Class A and Class B common stock shares outstanding	26,683,363	27,093,713	26,683,363	26,892,540

Diluted weighted average Class A and Class B common stock shares outstanding	26,791,353	27,534,329	26,683,363	27,296,618

Salem Media Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2020	December 31, 2021
Assets
Cash	$6,325	$1,785
Accounts receivable, net	24,469	25,663
Other current assets	15,002	14,066
Property and equipment, net	79,122	79,339
Operating and financing lease right-of-use assets	48,355	43,665
Intangible assets, net	347,547	346,438
Deferred financing costs	213	843
Other assets	3,538	4,313

Total assets	$524,571	$516,112

Liabilities and Stockholders’ Equity
Current liabilities	$50,860	$51,455
Long-term debt	213,764	170,581
Operating and financing lease liabilities, less current portion	47,847	42,273
Deferred income taxes	68,883	67,012
Other liabilities	7,938	6,580
Stockholders’ Equity	135,279	178,211

Total liabilities and stockholders’ equity	$524,571	$516,112

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Dollars in thousands, except share and per share data)

	Class A		Class B
	Common Stock		Common Stock		Additional
					Paid-In	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Total
Stockholders’ equity, December 31, 2019	23,447,317	$227	5,553,696	$56	$246,680	$(23,294)	$(34,006)	$189,663
Stock-based compensation	—	—	—	—	103	—	—	103
Cash distributions	—	—	—	—	—	(667)	—	(667)
Net loss	—	—	—	—	—	(55,204)	—	(55,204)

Stockholders’ equity, March 31, 2020	23,447,317	$227	5,553,696	$56	$246,783	$(79,165)	$(34,006)	$133,895

Distributions per share	$0.025		$0.025
Stock-based compensation	—	—	—	—	96	—	—	96
Net loss	—	—	—	—	—	(2,515)	—	(2,515)

Stockholders’ equity, June 30, 2020	23,447,317	$227	5,553,696	$56	$246,879	$(81,680)	$(34,006)	$131,476

Stock-based compensation	—	—	—	—	74	—	—	74
Net income	—	—	—	—	—	329	—	329

Stockholders’ equity, September 30, 2020	23,447,317	$227	5,553,696	$56	$246,953	$(81,351)	$(34,006)	$131,879

Stock-based compensation	—	—	—	—	72	—	—	72
Net income	—	—	—	—	—	3,328	—	3,328

Stockholders’ equity, December 31, 2020	23,447,317	$227	5,553,696	$56	$247,025	$(78,023)	$(34,006)	$135,279

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (CONT’D)

(Dollars in thousands, except share and per share data)

	Class A		Class B
	Common Stock		Common Stock		Additional
					Paid-In	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Total
Stockholders’ equity, December 31, 2020	23,447,317	$227	5,553,696	$56	$247,025	$(78,023)	$(34,006)	$135,279
Stock-based compensation	—	—	—	—	78	—	—	78
Options exercised	185,782	2	—	—	390	—	—	392
Net income	—	—	—	—	—	323	—	323

Stockholders’ equity, March 31, 2021	23,633,099	$229	5,553,696	$56	$247,493	$(77,700)	$(34,006)	$136,072

Stock-based compensation	—	—	—	—	84	—	—	84
Net income	—	—	—	—	—	2,257	—	2,257

Stockholders’ equity, June 30, 2021	23,633,099	$229	5,553,696	$56	$247,577	$(75,443)	$(34,006)	$138,413

Stock-based compensation	—	—	—	—	78	—	—	78
Options exercised	6,725	—	—	—	13	—	—	13
Net income	—	—	—	—	—	22,094	—	22,094

Stockholders’ equity, September 30, 2021	23,639,824	$229	5,553,696	$56	$247,668	$(53,349)	$(34,006)	$160,598

Stock-based compensation	—	—	—	—	79	—	—	79
Options exercised	283,150	3	—	—	691	—	—	694
Net income	—	—	—	—	—	16,840	—	16,840

Stockholders’ equity, December 31, 2021	23,922,974	$232	5,553,696	$56	$248,438	$(36,509)	$(34,006)	$178,211

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2021	2020	2021
OPERATING ACTIVITIES
Net income (loss)	$3,328	$16,840	$(54,062)	$41,514
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash stock-based compensation	72	79	345	319
Depreciation and amortization	3,372	3,157	14,058	12,828
Amortization of deferred financing costs	214	361	889	1,051
Non-cash lease expense	2,210	2,186	8,955	8,713
Provision for bad debts	217	(13)	4,339	(261)
Deferred income taxes	(849)	(2,275)	30,105	(1,871)
Impairment of indefinite-lived long-term assets other than goodwill	—	—	17,254	—
Impairment of goodwill	—	—	307	—
Gain on the forgiveness of PPP loans	—	—	—	(11,212)
Change in the estimated fair value of contingent earn-out consideration	—	—	(12)	—
Net (gain) loss on the disposition of assets	81	(13,023)	1,575	(23,575)
Gain (loss) on early retirement of long-term debt	—	970	(49)	1,026
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	(1,049)	(1,034)	1,516	(1,101)
Inventories	123	(53)	222	(465)
Prepaid expenses and other current assets	386	1,198	(957)	(20)
Accounts payable and accrued expenses	(2,030)	258	3,841	2,854
Operating lease liabilities	(2,758)	(2,463)	(9,154)	(9,780)
Contract liabilities	(3,011)	874	2,263	1,656
Deferred rent income	(40)	(237)	(308)	(209)
Other liabilities	(562)	2	1,692	43
Income taxes payable	2	918	32	981

Net cash provided by (used in) operating activities	$(294)	$7,745	$22,851	$22,491

INVESTING ACTIVITIES
Cash paid for capital expenditures net of tenant improvement allowances	(1,051)	(3,832)	(4,616)	(10,784)
Capital expenditures reimbursable under tenant improvement allowances	(11)	8	(151)	(130)
Deposit on broadcast assets and radio station acquisitions	—	(60)	—	(160)
Purchases of broadcast assets and radio stations	—	—	—	(600)
Deferred payments on acquisitions	—	(700)	—	(700)
Purchases of digital media businesses and assets	—	—	(400)	(3,980)
Proceeds from sale of long-lived assets	1	13,507	189	29,278
Proceeds from the cash surrender value of life insurance policies	—	—	2,363	—
Other	24	(87)	(329)	(1,314)

Net cash provided by (used in) investing activities	$(1,037)	$8,836	$(2,944)	$11,610

FINANCING ACTIVITIES
Proceeds from 2028 Notes	—	—	—	114,731
Payments to repurchase or exchange 2024 Notes	—	(39,256)	(3,392)	(158,699)
Proceeds from borrowings under ABL Facility	1,268	—	39,894	16
Payments on ABL Facility	(12,868)	—	(47,320)	(5,016)
Proceeds from borrowings under PPP loans	—	—	—	11,195
Payments under PPP loans	—	—	—	17
Refund (payments) of debt issuance costs	(17)	—	(141)	(1,921)
Payments of acquisition-related contingent earn-out consideration	(7)	—	(7)	—
Proceeds from the exercise of stock options	—	694	—	1,099
Payments on financing lease liabilities	(18)	(15)	(70)	(63)
Payment of cash distribution on common stock	—	—	(667)	—
Book overdraft	—	—	(1,885)	—

Net cash used in financing activities	$(11,642)	$(38,577)	$(13,588)	$(38,641)

Net increase (decrease) in cash and cash equivalents	$(12,973)	$(21,996)	$6,319	$(4,540)
Cash and cash equivalents at beginning of year	19,298	23,781	6	6,325

Cash and cash equivalents at end of period	$6,325	$1,785	$6,325	$1,785

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2021	2020	2021

	(Unaudited)
Reconciliation of Total Operating Expenses to Operating Expenses excluding Gains or Losses on the Disposition of Assets, Stock-based Compensation Expense, Changes in the Estimated Fair Value of Contingent Earn-out Consideration, Impairments, Debt Modification Costs, and Depreciation and Amortization Expense (Recurring Operating Expenses)
Operating Expenses	$58,085	$48,677	$243,993	$211,999
Less debt modification costs	—	(179)	—	(2,526)
Less depreciation and amortization expense	(3,372)	(3,157)	(14,058)	(12,828)
Less change in estimated fair value of contingent earn-out consideration	—	—	12	—
Less impairment of indefinite-lived long-term assets other than goodwill	—	—	(17,254)	—
Less impairment of goodwill	—	—	(307)	—
Less net gain (loss) on the disposition of assets	(81)	13,023	(1,575)	23,575
Less stock-based compensation expense	(72)	(79)	(345)	(319)

Total Recurring Operating Expenses	$54,560	$58,285	$210,466	$219,901

Reconciliation of Net Broadcast Revenue to Same Station Net Broadcast Revenue
Net broadcast revenue	$48,086	$51,021	$178,127	$191,443
Net broadcast revenue – acquisitions	—	(265)	—	(608)
Net broadcast revenue – dispositions	(128)	(2)	(763)	(38)
Net broadcast revenue – format change	(136)	(198)	(520)	(759)

Same Station net broadcast revenue	$47,822	$50,556	$176,844	$190,038

Reconciliation of Broadcast Operating Expenses to Same Station Broadcast Operating Expenses
Broadcast operating expenses	$36,238	$38,752	$140,942	$145,720
Broadcast operating expenses – acquisitions	—	(131)	—	(337)
Broadcast operating expenses – dispositions	(237)	(31)	(1,462)	(230)
Broadcast operating expenses – format change	(260)	(209)	(1,031)	(802)

Same Station broadcast operating expenses	$35,741	$38,381	$138,449	$144,351

Reconciliation of SOI to Same Station SOI
Station Operating Income	$11,848	$12,269	$37,185	$45,723
Station operating (income) loss – acquisitions	—	(134)	—	(271)
Station operating loss – dispositions	109	29	699	192
Station operating loss – format change	124	11	511	43

Same Station - Station Operating Income	$12,081	$12,175	$38,395	$45,687

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2021	2020	2021

	(Unaudited)
Calculation of Station Operating Income, Digital Media Operating Income and Publishing Operating Income (Loss)
Net broadcast revenue	$48,086	$51,021	$178,127	$191,443
Less broadcast operating expenses	(36,238)	(38,752)	(140,942)	(145,720)

Station Operating Income	$11,848	$12,269	$37,185	$45,723

Net digital media revenue	$11,238	$11,561	$39,593	$42,164
Less digital media operating expenses	(8,602)	(8,517)	(31,725)	(33,797)

Digital Media Operating Income	$2,636	$3,044	$7,868	$8,367

Net publishing revenue	$5,153	$6,547	$18,519	$24,640
Less publishing operating expenses	(5,507)	(6,376)	(21,950)	(23,220)

Publishing Operating Income (Loss)	$(354)	$171	$(3,431)	$1,420

The company defines EBITDA (1) as net income (loss) before interest, taxes, depreciation, and amortization. The table below presents a reconciliation of EBITDA (1) to Net Income (Loss), the most directly comparable GAAP measure. EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

The company defines Adjusted EBITDA (1) as EBITDA (1) before gains or losses on the disposition of assets, before changes in the estimated fair value of contingent earn-out consideration, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. The table below presents a reconciliation of Adjusted EBITDA (1) to Net Income (Loss), the most directly comparable GAAP measure. Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2021	2020	2021

	(Unaudited)
Net income (loss)	$3,328	$16,840	$(54,062)	$41,514
Plus interest expense, net of capitalized interest	4,006	3,912	16,075	15,799
Plus provision for (benefit from) income taxes	(906)	(1,238)	30,274	(759)
Plus depreciation and amortization	3,372	3,157	14,058	12,828
Less interest income	—	(9)	(1)	(10)

EBITDA	$9,800	$22,662	$6,344	$69,372

Less net (gain) loss on the disposition of assets	81	(13,023)	1,575	(23,575)
Less debt modification costs	—	179	—	2,526
Less change in the estimated fair value of contingent earn-out consideration	—	—	(12)	—
Plus impairment of indefinite-lived long-term assets other than goodwill	—	—	17,254	—
Plus impairment of goodwill	—	—	307	—
Plus (gain) loss on early retirement of long- term debt	—	970	(49)	1,026
Plus net miscellaneous (income) and expenses	(36)	(23)	9	(110)
Plus gain on the forgiveness of PPP loans	—	—	—	(11,212)
Plus non-cash stock-based compensation	72	79	345	319

Adjusted EBITDA	$9,917	$10,844	$25,773	$38,346

The company defines Adjusted Free Cash Flow (1) as Adjusted EBITDA (1) less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The table below presents a reconciliation of Adjusted Free Cash Flow to net cash provided by operating activities, the most directly comparable GAAP measure. Adjusted Free Cash Flow is a non-GAAP liquidity measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2021	2020	2021

	(Unaudited)
Net cash provided (used) by operating activities	$(294)	$7,745	$22,851	$22,491
Non-cash stock-based compensation	(72)	(79)	(345)	(319)
Depreciation and amortization	(3,372)	(3,157)	(14,058)	(12,828)
Amortization of deferred financing costs	(214)	(361)	(889)	(1,051)
Non-cash lease expense	(2,210)	(2,186)	(8,955)	(8,713)
Provision for bad debts	(217)	13	(4,339)	261
Deferred income taxes	849	2,275	(30,105)	1,871
Change in the estimated fair value of contingent earn-out consideration	—	—	12	—
Impairment of indefinite-lived long-term assets other than goodwill	—	—	(17,254)	—
Impairment of goodwill	—	—	(307)	—
Gain on forgiveness of PPP loans	—	—	—	11,212
Gain (loss) on the disposition of assets	(81)	13,023	(1,575)	23,575
Gain (loss) on early retirement of debt	—	(970)	49	(1,026)
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	1,049	1,034	(1,516)	1,101
Inventories	(123)	53	(222)	465
Prepaid expenses and other current assets	(386)	(1,198)	957	20
Accounts payable and accrued expenses	2,030	(258)	(3,841)	(2,854)
Contract liabilities	3,011	(874)	(2,263)	(1,656)
Operating lease liabilities (deferred rent)	2,758	2,463	9,154	9,780
Deferred rent income	40	237	308	209
Other liabilities	562	(2)	(1,692)	(43)
Income taxes payable	(2)	(918)	(32)	(981)

Net income (loss)	$3,328	$16,840	$(54,062)	$41,514

Plus interest expense, net of capitalized interest	4,006	3,912	16,075	15,799
Plus provision for (benefit from) income taxes	(906)	(1,238)	30,274	(759)
Plus depreciation and amortization	3,372	3,157	14,058	12,828
Less interest income	—	(9)	(1)	(10)

EBITDA	$9,800	$22,662	$6,344	$69,372

Plus (gain) loss on the disposition of assets	81	(13,023)	1,575	(23,575)
Plus debt modification costs	—	179	—	2,526
Plus change in the estimated fair value of contingent earn- out consideration	—	—	(12)	—

Plus impairment of indefinite-lived long-term assets other than goodwill	—	—	17,254	—
Plus impairment of goodwill	—	—	307	—
Plus (gain) loss on the early retirement of long-term debt	—	970	(49)	1,026
Plus gain on the forgiveness of PPP loans	—	—	—	(11,212)
Plus net miscellaneous (income) and expenses	(36)	(23)	9	(110)
Plus non-cash stock-based compensation	72	79	345	319

Adjusted EBITDA	$9,917	$10,844	$25,773	$38,346

Less net cash paid for capital expenditures (1)	(1,051)	(3,832)	(4,616)	(10,784)
Plus cash (paid) received for taxes	59	(118)	(137)	(131)
Less cash paid for interest, net of capitalized interest	(7,428)	(5,271)	(15,165)	(14,905)

Adjusted Free Cash Flow	$1,497	$1,623	$5,855	$12,526

(1)	Net cash paid for capital expenditures reflects actual cash payments net of cash reimbursements under tenant improvement allowances and net of property and equipment acquired in trade transactions.

Selected Debt Data	Outstanding at December 31, 2021	Applicable Interest Rate
Senior Secured Notes due 2028 (1)	$114,731,000	7.125%
Senior Secured Notes due 2024 (2)	$60,174,000	6.750%

(1)	$114.7 million notes with semi-annual interest payments at an annual rate of 7.125%.
(2)	$60.2 million notes with semi-annual interest payments at an annual rate of 6.750%.